UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 11, 2004

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	(06-1110906)
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

37 N. ORANGE AVENUE, SUITE 500

ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

(407) 926-6615

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(407) 926-6616

(REGISTRANT’S FACSIMILE NUMBER, INCLUDING AREA CODE)

WWW.PAINCAREINC.COM

(REGISTRANT’S WEBSITE ADDRESS)

ITEM 2	ACQUISITION OR DISPOSITION OF ASSETS

On May 11, 2004, we announced we completed the merger with the business corporation owning the non-medical assets of Denver Pain Management, P.C. (“DPM”). DPM specializes in interventional pain management. The capital stock of DPM was acquired in a merger transaction from Robert E. Wright and Kenneth M. Alo, the shareholders. Dr. Wright has no prior relationship with us.

Total consideration paid to the shareholders of DPM is $7,500,000, with 50% of the total consideration in cash and 50% in PainCare’s common stock. $1,875,000 is to be paid on December 15, 2004 (subject to certain conditions subsequent) and $1,875,000 worth of PainCare common shares was paid into trust (pending certain conditions subsequent) with the remaining one-half of the merger consideration ($3,750,000) payable pro-rata over three years pursuant to a strict “earn out formula” conditioned upon PainCare realizing at least $1,500,000 million per year in operating income from the practice. PainCare will fund the cash portion of the initial purchase price from the proceeds of the recently completed $5,000,000 follow-on financing by Laurus Master Fund, Ltd.

The acquisition has been accounted for using the purchase method of accounting.

ITEM 7	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The financial statements and the pro forma financial information are in process of being prepared and will be filed as an amendment to this report as soon as practicable, but no later than June 29, 2004.

Exhibits	Material Contracts

Exhibit 10.1	Merger Agreement and Plan of Reorganization

Exhibit 99.1	Press Release dated May 11, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PAINCARE HOLDINGS, INC.

Date: May 11, 2004	By:	/s/ RANDY LUBINSKY

Chief Executive Officer and Director

Date: May 11, 2004	By:	/s/ MARK SZPORKA

Chief Financial Officer, Secretary and Director

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